UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pusuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):      February 28, 2006

Joy Global Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-9299	39-1566457
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 E. Wisconsin Avenue, Suite 2780, Milwaukee, WI 53202
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:
414-319-8500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) underthe Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 Regulation FD Disclosure

   A press release was issued by Joy Global Inc. on February 27, 2006 announcing the retirement plans of the current Chief
   Executive Officer ("CEO") John Nils Hanson and the designation of Michael W. Sutherlin to become CEO effective upon Mr. Hanson's retirement.

(c)  Exhibits.

   Press release dated February 27, 2006 of Joy Global Inc. announcing the retirement plans of the current Chief Executive
   Officer ("CEO") John Nils Hanson and the designation of Michael W. Sutherlin to become CEO upon Mr. Hanson's retirement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOY GLOBAL INC.
Date: February 28, 2006	By: Donald C. Roof Donald C. Roof Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
99	Press release dated February 27, 2006 of Joy Global Inc. announcing the retirement plans of the current Chief Executive Officer ("CEO") John Nils Hanson and the designation of Michael W. Sutherlin to become CEO upon Mr. Hanson's retirement.

JOY GLOBAL INC.	News Release
At the Company:	At Financial Relations Board:
Donald C. Roof	Georganne Palffy
EVP and CFO	Analyst Contact
414-319-8517	312-640-6768

JOY GLOBAL INC. ANNOUNCES CEO HANSON TO RETIRE IN 2007;
JOY MINING PRESIDENT MIKE SUTHERLIN TO ASSUME
POSITION

Milwaukee, WI – February 27, 2006 – Joy Global Inc. (Nasdaq: JOYG) Joy Global Inc. today announced that John Hanson, the company’s chairman, CEO and president since 2000, has chosen to retire as president and CEO at the end of January 2007, following his 65th birthday. Following his retirement, Mr. Hanson will continue as chairman of the company’s board of directors. Michael W. Sutherlin, president & COO of Joy Mining Machinery has been designated to succeed Mr. Hanson as president and CEO of Joy Global Inc. upon Mr. Hanson’s retirement.

“An orderly succession process is the hallmark of a well-managed company,” Hanson said. “I have been working with the board for several years to ensure that we have an excellent succession and seamless transition plan in place. Mike has demonstrated a keen intellect and business acumen as he quickly learned the Joy Mining business and assumed responsibility for its strategic direction. Under his leadership, Joy Mining Machinery has achieved superior levels of performance and customer service, and I am confident he will have the same success upon assuming his new role as president and CEO of Joy Global. During the transition period, Mike will continue to run Joy Mining, and will also begin working with me, interfacing with the board of directors, our customers, employees and our investors to complete a smooth and efficient process. I look forward to continuing my involvement with Joy Global’s success as its chairman.”

Richard Loynd, chairman of the human resource & nominating committee of the board commented, “The company’s performance under John’s thoughtful, strategic leadership has been exceptional as Joy Global has truly emerged into the worldwide leader of mining solutions. We are very pleased that he has agreed to continue to share his counsel with the company as chairman after his retirement. His vision for Joy Global throughout the industry cycles and incorporating the creation and implementation of the company’s Life Cycle Management strategies has helped build a premier organization that has provided outstanding growth in shareholder value. At the same time, the board has full confidence in Mike’s ability to lead the organization in the years ahead.”

Sutherlin joined the company as president of Joy Mining Machinery in January 2003. Prior to that, he spent 27 years with Varco International Inc. During his career with Varco, he held a variety of financial and operational positions including division president, group president, and president and chief operating officer. He holds a Masters in Business Administration from the University of Texas at Austin and a dual BSIE/BBA from Texas Tech University.

Hanson joined Joy Technologies, Inc. in 1990 as president of the mining machinery division before becoming president and chief operating officer of the company in 1997, and CEO in 1999. Mr. Hanson received a bachelor’s degree in chemical engineering and master’s degree in nuclear engineering from the Massachusetts Institute of Technology. He also obtained a doctorate degree in nuclear science and engineering from Carnegie Mellon University.

Joy Global Inc (Nasdaq: JOYG) is a worldwide leader in manufacturing, servicing and distributing equipment for surface mining through P&H Mining Equipment and underground mining through Joy Mining Machinery.